PROMISSORY NOTE

FOR VALUE RECEIVED the undersigned hereby promises to pay to or to the order of Monica Galan-Rios (the "Vendor") of Calle 1st de Mayo s/n Manzana 18, Lote 3, Col Nueva Obrera, Coatzacoalcos, Veracruz, Mexico, C.P. 96598 on November 29, 2006, the principal sum of $50,000 (US) together with interest thereon at the rate of 12% per annum from the date hereof.

The undersigned waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The undersigned agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Vendor and in every case payment will be made to the holder of this Promissory Note instead of the Vendor upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Vendor or by any equities existing between the undersigned and the Vendor and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, British Columbia, Canada, this 29th day of November, 2004.

RANCHO SANTA MONICA DEVELOPMENTS INC.

Per: /s/ Graham G. Alexander
Graham G. Alexander, President